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                                      EXHIBIT 5

                                DAY CAMPBELL & McGILL
                               3070 Bristol, Suite 650
                                Costa Mesa, CA  92626
                                    (714) 429-2900
                                  FAX (714) 429-2901


October 28, 1997


Advanced Materials Group, Inc.
20211 South Susana Road
Rancho Dominguez, California 90221


         Re:  Registration Statement on Form S-8
              ----------------------------------

Ladies and Gentlemen:

    You have requested our opinion as counsel for Advanced Materials Group, Inc., a Nevada corporation (the "Company"), as to the matters set forth below in connection with the registration under the Securities Act of 1933 on Form S-8, of 1,250,000 shares of the Company's Common Stock, $.001 par value per share (the "Shares"), including Shares (the "Option Shares") issuable upon exercise of outstanding options (the "Options"). The Shares are to be sold by the Company under its 1993 Stock Option Plan.

    We have examined the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("Commission") on or about today's date (the "Registration Statement"). We have also examined the Articles of Incorporation of the Company, as amended, the Bylaws and the minute books of the Company, and such other documents as we deemed pertinent as a basis for the opinion hereinafter expressed. For these purposes, we have relied, without independent investigation, upon certificates provided by public officials and by officers of the Company on certain factual matters. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of documents submitted to us as certified or photostatic copies, and the authenticity of the originals of the latter documents.

    Based on the foregoing, it is our opinion that:

    The Shares have been duly authorized and are, or in the case of the Option Shares upon exercise of the respective Options and upon payment therefor will be, validly issued, fully paid and non-assessable.

    No opinion is expressed herein as to the application of State Securities or Blue Sky laws.

    We consent to the inclusion of our name in the Registration Statement under the caption "Legal Matters" and the filing of this opinion as an exhibit to the Registration Statement.

    In giving this consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                  Very truly yours,



                              /s/ DAY CAMPBELL & McGILL